Exhibit 23.1

Paritz & Company, P.A.
                                                      15 Warren Street, Suite 25
                                                            Hackensack, NJ 07601
                                                              (201) 342-342-7753
                                                             Fax: (201) 342-7598
                                                       E-mail: paritz@paritz.com


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Fellazo Corp.
Republic of Moldova

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated November 16, 2015, relating to the financial statements of Fellazo Corp. for the years ended August 31, 2015 and 2014, which appears in such registration statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Paritz & Company, P.A.
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Paritz & Company, P.A.
Hackensack, New Jersey
November 25, 2015